Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

EP ENERGY CORPORATION

i

ii

AMENDED AND RESTATED

BYLAWS

OF

EP ENERGY CORPORATION

The Board of Directors of EP Energy Corporation (the “Corporation”) by resolution has duly adopted these Amended and Restated Bylaws (these “Bylaws”) to govern the Corporation’s internal affairs.

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. If required by applicable law, the Corporation will hold an annual meeting of the holders of its capital stock (each, a “Stockholder”) for the election of Directors of the Corporation (each, a “Director”) at such date, time and place, if any, within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) by resolution may designate from time to time and as stated in the notice of meeting. The Corporation may transact any other business, or act on any proposal, at an annual meeting which has properly come before that meeting in accordance with Sections 1.10 or 2.10 hereof.  In lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 1.2 Special Meetings. Special meetings of Stockholders may be called for any purpose or purposes at any time, and the date, time and place, if any, of any such meeting may be designated, exclusively: (i) by the Chairman of the Board (the “Chairman”); or (ii) by or at the direction of the Board pursuant to a resolution adopted by the affirmative vote of Directors constituting at least a majority of the whole Board (including any vacancies or unfilled newly created directorships). Except as the restated certificate of incorporation of the Corporation (as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law, the “Certificate of Incorporation”) or applicable law otherwise provides, no other person or persons may call a special meeting of Stockholders. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 1.3 Notice of Meetings.

(a)  By or at the direction of the Chairman, the chief executive officer of the Corporation (the “CEO”) or the secretary of the Corporation (the “Secretary”), whenever Stockholders are to take any action at a meeting, the Corporation will give a notice of that meeting to the Stockholders entitled to vote at that meeting which states the place, if any, date, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and hour of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the notice of any meeting of Stockholders not less than ten nor more than 60 days before the date of that meeting.

(b)  Notice may be given personally, by mail or by a form of electronic transmission consented to by the Stockholder to whom the notice is given, to the fullest extent permitted by the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”). If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail.  Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)  Notice of any meeting of Stockholders need not be given to any Stockholder (i) if waived by such Stockholder either in writing or by electronic transmission in accordance with Section 7.6 hereof, whether such waiver is given before or after such meeting is held, or (ii) to whom (A) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (B) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, in either case (A) or (B) above, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable; provided, however, that the exception in (ii)(A) shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. If any person to whom notice need not be given in accordance with clause (ii) of the immediately preceding sentence shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.

(d)  Attendance at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except when a Stockholder attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law, the Certificate of Incorporation or these Bylaws.

Section 1.4 Fixing Date for Determination of Stockholders of Record.

(a) Registered Holders as Owners. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 1.4) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, Directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for any of those purposes.

(b) Record Date. In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to notice of any meeting of Stockholders or adjournment thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than ten days before the date of that meeting; (iii) in the case of a determination of Stockholders entitled to consent to corporate action in writing without a meeting, will, unless applicable law otherwise requires, not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board, and (iv) in the case of any other action, will not be more than 60 days prior to that other action. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting.  If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Section 7.6 of these Bylaws, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be, when no prior action by the Board is required by applicable law, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation or, when prior action by the Board is required by applicable law, the Certificate of Incorporation or the Bylaws, the close of business on the date on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.5 List of Stockholders Entitled To Vote. The Secretary will prepare and make, at least ten days before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting which complies with the requirements of Section 219 of the DGCL as in effect at that time. For a period of at least ten days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business.  If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders.  If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting.  If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting.  In either case, any stockholder may inspect the voting list at any time during the meeting.

Section 1.6 Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the Chairman or presiding officer of the meeting or by the Stockholders or their proxies in attendance to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, the Corporation will give, in accordance with Section 1.3 hereof, notice of the adjourned meeting to each Stockholder of record and entitled to vote at the adjourned meeting.

Section 1.7 Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the aggregate voting power of the holders of all outstanding shares of capital stock of the Corporation entitled to vote at the meeting will be necessary and sufficient to constitute a quorum; and (ii) the holders of capital stock of the Corporation so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of capital stock counted in determining the existence of that quorum.  In the absence of a quorum, the Chairman or presiding officer of the meeting or the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner Section 1.6 hereof provides until a quorum attends. Shares of its own capital stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an “Entity”), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of Directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote shares of capital stock, including but not limited to its own capital stock, it holds in a fiduciary capacity.

Section 1.8 Organization. The Chairman will chair and preside over any meeting of Stockholders at which he or she is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. In the absence of such designation by the Board, the chairman of the meeting will be chosen at the meeting. The Secretary will act as secretary of meetings of Stockholders, but in his or her absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.

Section 1.9 Voting by Stockholders.

(a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for Stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.  In the case of a matter submitted for a vote of the Stockholders as to which a Stockholder approval requirement is applicable under the Stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements (to the extent applicable to the Corporation) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such Stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).

(b) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Incorporation, a nominee for Director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) (A) the Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for Director set forth in Section 2.10 hereof and (B) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, or (ii) the number of nominees for election to the Board at such meeting exceeds the number of Directors to be elected.  Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” a Director’s election.  If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 1.10 Business to be Conducted at Meetings.

(a) Annual Meetings. At an annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 hereof or (ii) be properly brought before the meeting by a Stockholder who (A) is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of the giving of such Stockholder’s notice provided for in this Section 1.10 and on the record date for the determination of Stockholders entitled to vote at such annual meeting, (B) is entitled to vote at the annual meeting upon such business and (C) complies with the requirements and notice procedures of this Section 1.10, and must otherwise be proper subjects for Stockholder action and be properly introduced at the annual meeting. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act, to the extent such rule is applicable to the Corporation, and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 hereof) before an annual meeting of Stockholders. In addition, with respect to any nomination of Directors, Stockholder must also comply with the provisions of Section 2.10 hereof.  For a proposal to be properly brought before an annual meeting by a Stockholder pursuant to these provisions, in addition to any other applicable requirements, such Stockholder must have given timely advance notice thereof in writing and in proper form to the Secretary in accordance with this Section 1.10 and must provide any updates or supplements to such notice at such times and in the forms required by this Section 1.10.

(b) Timely Delivery of Notice.  To be timely, such Stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting (provided that, with respect to the annual meeting to be held in [2013], the “anniversary date” will be deemed to be                , [2012]); provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure (as defined below) of the scheduled meeting date is given or made, the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.  For purposes of this Section 1.10, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(c) Proper Form of Notice.  To be in proper form, any such Stockholder’s notice to the Secretary shall set forth as to each matter such Stockholder proposes to bring before the annual meeting: (i) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (ii) as to such Stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other Stockholders known by such Stockholder to be supporting such business or proposal, (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such Stockholder or beneficial owner of any security of the Corporation or any short interest of such Stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 1.10 and Section 2.10 hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Stockholder or beneficial owner with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (8) any performance-related fees (other than an asset-based fee) that such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation,

Derivative Instruments or Short Interests, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(8) above, any of the foregoing held by members of such Stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such Stockholder and beneficial owner, if any, in such business or proposal; (iv) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such Stockholder; (v) a representation that the Stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation whether any such Stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made intends to or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(d)  Duty to Update Information. A Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a Stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 1.10.

(e) Duty to be Present.  Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f)  Chairman to Determine Whether Requirements Have Been Met.  The Chairman or, if the Chairman is not presiding, the presiding officer of the meeting of Stockholders shall determine whether the requirements of this Section 1.10 have been met with respect to any Stockholder proposal. If the Chairman or the presiding officer determines that any Stockholder proposal was not made in accordance with the terms of this Section 1.10, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

(g) Special Meetings.  At a special meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman or the presiding officer of the meeting shall determine to be appropriate.

(h) Additional Requirements.  In addition to the foregoing provisions of this Section 1.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, to the extent such requirements apply to the Corporation, with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent such rule applies to the Corporation.

(i)  No Effect on Rights.  This Section 1.10 is intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  Nothing in this Section 1.10 shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (ii) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (iii) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect Directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

Section 1.11 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. Proxies for use at any meeting of Stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution to act as secretary of the meeting, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman or presiding officer of the meeting, in which event such inspector or inspectors shall decide all such questions.

Section 1.12 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the Chairman or presiding officer of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman or presiding officer, are appropriate for the proper conduct of that meeting. Such rules, regulations or procedures whether adopted by the Board or prescribed by the Chairman or presiding officer of the meeting may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the Chairman or presiding officer of the meeting may determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meetings. Except to the extent the Board or the Chairman or presiding officer of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.

Section 1.13  Remote Communication.  For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxyholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.14 Inspectors of Elections.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Powers, Number, Classification and Vacancies.

(a) Powers of the Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board.

(b) Management. Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board, including, without limiting the generality of the foregoing, the vote required for any action by the Board and (ii) from time to time shall affect the Directors’ power to manage the business and affairs of the Corporation. No Bylaw of the Corporation shall be adopted by the Stockholders that shall impair or impede the implementation of this Section 2.1(b).

(c) Number of Directors. Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of Directors that shall constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of Directors constituting at least a majority of the whole Board (including any vacancies or unfilled newly created directorships).

(d) Classification. As provided in the Certificate of Incorporation, the Directors, other than those who may be elected by the holders of any outstanding series of preferred stock of the Corporation, shall be divided into three classes as nearly equal in size as is practicable designated as Class I, Class II and Class III.

(e) Removals.  Except as otherwise may be provided in the Certificate of Incorporation, one or more of the Board may be removed, only for cause, in accordance with the Certificate of Incorporation.

(f)  Vacancies and Newly Created Directorships. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause in accordance with the Certificate of Incorporation and these Bylaws may be filled only by the affirmative vote of at least a majority of the remaining Directors then in office, even if such remaining Directors constitute less than a quorum of the Board, or by a sole remaining Director. Any person who becomes a Director in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more Directors shall resign from the Board, effective at a future date, a majority of Directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.2 Regular Meetings. The Board will hold its regular meetings at such places within or without the State of Delaware, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.7 hereof, the Chairman or a majority of the whole Board (including any vacancies or unfilled newly created directorships) may change the place, date or time of any regular meeting of the Board.

Section 2.3 Special Meetings. Special meetings of the Board shall be held at the call of the Chairman at such times and places, within or without the State of Delaware, as he or she shall designate,

upon notice to each Director in accordance with Section 2.7 hereof.  Special meetings shall be called by the President or Secretary on like notice at the written request of a majority of the whole Board (including any vacancies or unfilled newly created directorships).

Section 2.4 Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 2.4 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.

Section 2.5 Organization. The Chairman will chair and preside over meetings of the Board at which he or she is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman over that meeting. The Secretary will act as secretary of meetings of the Board, but in his or her absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.

Section 2.6 Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.

Section 2.7 Notice of Meetings. Notice of any regular (if required) or special meeting of the Board may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the Director has consented to receive notice), electronic mail (directed to the electronic mail address at which the Director has consented to receive notice), or other form of electronic transmission pursuant to which the Director has consented to receive notice.  If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the Director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each Director.  If written notice is delivered by mail, then it shall be given on not less than five (5) calendar days’ notice to each Director.  If written notice is delivered by courier service, then it shall be given on not less than three (3) calendar days’ notice to each Director.

Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of Directors constituting a majority of the whole Board (including vacancies and unfilled newly created directorships) will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director’s presence in person at that meeting unless that Director expressly limits that participation to objecting, at the beginning of the meeting, to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.  In the absence of a quorum, a majority of the Directors present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 2.9 Board Action by Unanimous Written Consent in Lieu of Meeting. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing or electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director.

Section 2.10 Nomination of Directors; Qualifications.

(a) Director Nominations.  Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as, and to serve as, Directors. Nominations of persons for election to the Board may be made only at a meeting of the Stockholders at which Directors are to be elected, and only (i) by or at the direction of the Board or (ii) (if but only if the Board has determined that Directors shall be elected at such meeting) by any Stockholder who (A) is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of the giving of such Stockholder’s notice provided for in this Section 2.10 and on the record date for the determination of Stockholders entitled to vote at such meeting, (B) is entitled to vote at such meeting in the election of Directors, and (C) complies with the requirements and notice procedures of this Section 2.10. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election as a Director at an annual meeting or special meeting; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting. For a nomination to be properly brought before an annual meeting or a special meeting at which Directors are to be elected by a Stockholder pursuant to these provisions, such Stockholder must have given timely advance notice thereof in writing and in proper form to the Secretary in accordance with this Section 2.10 and must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.10.

(b) Timely Delivery of Notice.  To be timely, a stockholder’s notice (i) in the case of nominations for election at an annual meeting, shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting (provided that, with respect to the annual meeting to be held in [2013], the “anniversary date” will be deemed to be                , [2012]); provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure (as defined in Section 1.10 hereof) of the scheduled meeting date is given or made, the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made, and (ii) in the case of nominations for election at a special meeting at which Directors are to be elected pursuant to the Corporation’s notice of meeting, shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if less than 100 days’ prior notice or public disclosure (as defined in Section 1.10 hereof) of the scheduled meeting date is given or made, the tenth day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall the announcement of an adjournment or postponement of an annual meeting or special meeting at which Directors are to be elected commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the preceding paragraph of this Section 2.10 to the contrary, if the number of Directors to be elected to the Board at an annual meeting is increased and there is no public disclosure (as defined in Section 1.10 hereof) by the Corporation naming all of the Board’s nominees for Director or specifying the size of the increased Board at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

(c) Proper Form of Notice.  To be in proper form for purposes of this Section 2.10, such stockholder’s notice shall set forth (i) the information required by (ii), (iv), (v), and (vi) of Section 1.10(b) of these Bylaws (in each case with references to “business” and “proposals” being deemed to refer to “nomination or nominations” as applicable), and (ii) as to each proposed nominee who is not an incumbent Director, (A) the name, age, business address and, if known, residence address of such nominee, (B) the principal occupation or employment of such nominee during the preceding five years, (C) the number of shares of stock of the Corporation which are beneficially owned by such nominee, (D) any other information relating to such nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a Director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (E) the written consent of such nominee to being named in the Corporation’s proxy statement, if any, as a nominee and to serving as a Director of the Corporation, if elected, (F) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.10 if such nominee were a proposing stockholder, (G) a statement whether such nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Guidelines, and (H) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. A nomination made otherwise than as provided in this Section 2.10 shall be null and void and shall not be submitted to a vote of stockholders.

(d)  Responses to Questionnaire.  In addition to the information provided pursuant to Section 2.10(c) hereof, to be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10(b) hereof) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.  In addition to the foregoing provisions of this Section 2.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, to the extent such requirements apply to the Corporation, with respect to the matters set forth in this Section 2.10.

(e)  Nominee Information.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a Director, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

(f)  Duty to Update Information. A Stockholder providing notice of a nomination or nominations to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a Stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.10.

(g) Duty to be Present.  Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation or a special meeting of stockholders of the Corporation at which Directors are to be elected to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Nothing in this Section 2.10 shall be deemed to (i) confer upon any stockholder a right to have a nominee included in the Corporation’s proxy statement or (ii) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect Directors pursuant to and to the extent provided in any applicable provision of the Certificate of Incorporation.

(h) Resident Status.  Directors need not be residents of the State of Delaware or Stockholders.

Section 2.11 Compensation. Unless otherwise restricted by law, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, and allowed compensation for attending committee meetings.

ARTICLE III

BOARD COMMITTEES

Section 3.1 Board Committees.

(a) The Board may designate one or more Board committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in the place of any member of that committee who is absent from or disqualified to vote at that meeting.

(b) The Board by resolution may change the membership of any Board committee at any time and fill vacancies on any of those committees. A majority of the members of any Board committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board committee. The election or appointment of any Director to a Board committee will not create any contract rights of that Director, and the Board’s removal of any member of any Board committee will not prejudice any contract rights that member otherwise may have.

(c) Each other Board committee the Board may designate pursuant to Section 3.1(a) hereof will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee so provides); provided, however, that no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than recommending the election or removal of Directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation.

Section 3.2 Board Committee Rules. Unless the Board otherwise provides, each Board committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board committee will conduct its business in the same manner as the Board conducts its business pursuant to Article II hereof.

ARTICLE IV

OFFICERS

Section 4.1 Designation. The officers of the Corporation will consist of a CEO, president, Secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board may elect or appoint from time to time. Any number of offices of the Corporation may be held by the same person. The Board shall also elect or appoint from among the Directors a person to act as Chairman who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such.

Section 4.2 CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; and (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his or her office or these Bylaws or the Board by resolution assigns to him or her from time to time.

Section 4.3 Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4  Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract, common law and statutory rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.5 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his or her earlier death, resignation or removal.

Section 4.6 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman, the CEO, the president, any vice president and the treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

CAPITAL STOCK

Section 5.1 Uncertificated Shares. Shares of capital stock of the Corporation will be uncertificated.  Ownership of such shares shall be evidenced by book entry notation on the stock transfer records of the Corporation.

Section 5.2 Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares shall be transferred on the stock transfer records of the Corporation only upon the written instructions originated by the holders thereof or by their duly authorized attorneys or legal representatives.

Section 5.3 Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.

Section 5.4 Regulations Regarding Shares. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of shares of capital stock of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1  Indemnification.  (a) Subject to Section 6.3 hereof, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a Director or officer of the Corporation, or while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)           The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c)           To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)           The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2  Advancement of Expenses.  (a) Subject to Section 6.3 hereof, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a Director or officer of the Corporation or while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)           With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 6.3  Actions Initiated Against The Corporation.  Anything in Section 6.1(a) or Section 6.2(a) to the contrary notwithstanding, except as provided in Section 6.5(b) hereof, with respect to a Proceeding initiated against the Corporation by a person who is or was a Director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board.

Section 6.4  Contract Rights.  The rights to indemnification and advancement of expenses conferred upon any current or former Director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a Director or officer of the Corporation, or while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a Director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a Director or officer of the Corporation.  Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 6.5  Claims.  (a) If (i) a claim under Section 6.1(a) hereof with respect to any right to indemnification is not paid in full by the Corporation (following the final disposition of the Proceeding) within sixty days after a written demand has been received by the Corporation or (ii) a claim under Section 6.2(a) hereof with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)  If successful in whole or in part in any suit brought pursuant to Section 6.5(a) hereof, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit in an amount that is proportionate to the level of success achieved.

(c)           In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law.  With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)           In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6.6  Determination of Entitlement to Indemnification.  Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware.  Such determination shall be made, with respect to a person who is a Director or officer of the Corporation at the time of such determination, (i) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.  Such determination shall be made, with respect to any person who is not a Director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 6.7  Non-Exclusive Rights.  The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.8  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 6.9  Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 6.10  Miscellaneous.  For purposes of this Article VI:  (a) references to serving at the request of the Corporation as a Director or officer of Another Enterprise shall include any service as a Director or officer of the Corporation that imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a Director of Another Enterprise shall include, in the case of any entity that is not managed by a board of Directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board.

Section 7.2 Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time.

Section 7.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its Directors or officers are Directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board committee, and the Board or Board committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board committee which authorizes the contract or transaction.

Section 7.4 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.5 Bylaw Amendments. The Board has the power to adopt, amend and repeal from time to time the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of Directors constituting at least a majority of the whole Board (including any vacancies and unfilled newly created directorships).  The Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with Section 1.10 hereof, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation, including, without limitation, this Section 7.5.

Section 7.6 Notices; Waiver of Notice.

(a)  Delivery of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by telegraphic, facsimile, electronic mail, cable, wireless transmission or other electronic transmission (in each case if such form of electronic transmission is consented to by the Stockholder or Director to whom the notice is given) or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his or her address as it appears in the records of the Corporation, and that notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

(b)  Waiver of Notice.  Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to that notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.  Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board committee need be specified in any written waiver of notice or any waiver by electronic transmission unless the Certificate of Incorporation or these Bylaws so require.

Section 7.7 Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation shall be made in writing and shall take effect at the time specified in that resignation, or, if that resignation does not specify any time, at the time of its receipt by the Chairman, the CEO or the Secretary. If such resignation is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director or officer.  The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.

Section 7.8 Books, Reports and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the Stockholders, the Board and each committee of the Board. Each Director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or other records of the Corporation and on information, opinions, reports or statements presented to him or her or to the Corporation by any of the Corporation’s officers, employees or other Directors, or committees of the Board, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or behalf of the Corporation.

Section 7.9 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of the Chairman, any other Director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 7.10 Certain Definitional Provisions.

(a) When used in these Bylaws, the words “herein,” “hereof” and “hereunder” and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words “Article” and “Section” refer to Articles and Sections of these Bylaws unless otherwise specified.

(b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

(c) The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.

Section 7.11 Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.

Adopted: [                    ], 2011